Exhibit 10.6

EXECUTION VERSION

[Information indicated with brackets has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed]

JOINT AMENDMENT NO. 4 TO THE MASTER REPURCHASE AGREEMENT AND AMENDMENT NO. 3 TO THE FOURTH AMENDED AND RESTATED PRICING SIDE LETTER

This Joint Amendment No. 4 to the Series 2016-MSRVF1 Repurchase Agreement (as defined below) and Amendment No. 3 to the Pricing Side Letter (as defined below), is entered into as of August 25, 2020 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CSCIB” or the “Buyer”) and PENNYMAC LOAN SERVICES, LLC (“PLS” or the “Seller”) and acknowledged by PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as guarantor (the “Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Series 2016-MSRVF1 Repurchase Agreement.

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of December 19, 2016 (as amended by Amendment No. 1, dated as of February 28, 2019, Amendment No. 2, dated as of April 1, 2020, Amendment No. 3, dated as of April 24, 2020, and this Amendment, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2016-MSRVF1 Repurchase Agreement”) and the related Fourth Amended and Restated Pricing Side Letter, dated as of April 27, 2018 (as amended by Amendment No. 1, dated as of April 1, 2020, Amendment No. 2, dated as of April 24, 2020, and this Amendment, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”);

WHEREAS, the Administrative Agent, the Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Series 2016-MSRVF1 Repurchase Agreement and the Pricing Side Letter be amended to reflect the certain agreed upon revisions to the terms of the Series 2016-MSRVF1 Repurchase Agreement and the Pricing Side Letter;

WHEREAS, the Guarantor is party to that certain Amended and Restated Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of April 1, 2020, by the Guarantor in favor of the Buyer;

WHEREAS, as a condition precedent to amending the Series 2016-MSRVF1 Repurchase Agreement and the Pricing Side Letter, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof;

WHEREAS, PNMAC GMSR Issuer Trust, as issuer (the “Issuer”), Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), the PLS, as administrator (in such capacity, the “Administrator”) and as servicer (in such capacity, the “Servicer”), the Administrative Agent and Pentalpha Surveillance LLC, as credit manager, are parties to that certain Third Amended and Restated Base Indenture, dated as of April 1, 2020 (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Base Indenture”), as supplemented by the Amended and Restated Series 2016-MSRVF1 Indenture Supplement, dated as February 28, 2018 (as amended by Amendment No. 1, dated as of August 10, 2018, and Amendment No. 2, dated as April 24, 2020, and Amendment No. 3, dated as of August 25, 2020, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2016-MSRVF1 Indenture Supplement”), and by the Series 2020-SPIADVF1 Indenture Supplement, dated April 1, 2020 (as amended by Amendment No. 1, dated as of August 25, 2020, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2020-SPIADVF1 Indenture Supplement”), by and among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Servicer and the Administrative Agent;

WHEREAS, pursuant to Section 10.3(e)(iii) of the Base Indenture, so long as any Note is Outstanding and until all obligations have been paid in full, PLS shall not consent to any amendment, modification or waiver of any term or condition of any Transaction Document, without the prior written consent of the Administrative Agent; and

WHEREAS, the Series 2016-MSRVF1 Repurchase Agreement and the Pricing Side Letter are Transaction Documents.

NOW THEREFORE, the Administrative Agent, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Series 2016-MSRVF1 Repurchase Agreement and the Pricing Side Letter are hereby amended as follows:

SECTION 1.   Amendments to the Series 2016-MSRVF1 Repurchase Agreement.

(a)        Section 1.01 of the Series 2016-MSRVF1 Repurchase Agreement is hereby amended by deleting the definition of “Market Value” in its entirety and replacing it with the following in proper alphabetical order:

“Market Value” means, with respect to the Note as of any date of determination, and without duplication, the fair market value of the Note on such date as determined by Buyer (or an Affiliate thereof) in its sole discretion.

(b)        Section 9.03(a) of the Series 2016-MSRVF1 Repurchase Agreement is hereby amended by adding the following sentence immediately after the last sentence of the paragraph:

“Buyer shall provide notice to Ginnie Mae within five (5) Business Days of any participation made in accordance with this Section 9.03(a).”

(c)        Section 9.03(b) of the Series 2016-MSRVF1 Repurchase Agreement is hereby amended by deleting in its entirety and replacing it with the following:

(b)        Buyer may in accordance with applicable law at any time assign, pledge, hypothecate, or otherwise transfer to one or more banks, financial institutions, investment companies, investment funds or any other Person (each, a “Transferee”) all or a portion of Buyer’s rights and obligations under this Agreement so long as a Noteholder of an MBS Advance VFN continues to own interests in the outstanding Series of VFNs that are funded in an aggregate amount that equals or exceeds the amount required to avoid an Early Amortization Event under any outstanding Series of Term Notes and the other Program Agreements; provided, that (i) Seller has consented to such assignment, pledge, hypothecation, or other transfer; provided, however, Seller’s consent shall not be required in the event that (A) such Transferee is an Affiliate of Buyer or (B) an Event of Default has occurred; (ii) absent an Event of Default, Buyer shall give at least ten days’ prior notice thereof to Seller; (iii) that each such sale shall represent an interest in the Transactions in an aggregate Purchase Price of $1,000,000 or more; (iv) such Transferee shall have also acquired the same percentage interest in each other Series of Variable Funding Notes, unless such Transferee is an Affiliate of Buyer or unless Ginnie Mae has consented in writing to waive this requirement and (v) other than with respect to an assignment, pledge, hypothecation or transfer consisting of a pro rata interest in all payments due to Buyer under this Agreement and prior to an Event of Default Buyer received an opinion of a nationally recognized tax counsel experienced in such matters that such assignment, pledge, hypothecation or transfer  will not result in the Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes.  Buyer shall provide notice to Ginnie Mae within five (5) Business Days of any assignment, pledge or hypothecation made in accordance with this Section 9.03(b).  In the event of any such assignment, pledge, hypothecation or transfer by Buyer of Buyer’s rights under this Agreement and the other Program Agreements, Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement.  Buyer (acting as agent for Seller) shall maintain at its address referred to in Section 10.05 a register (the “Register”) for the recordation of the names and addresses of Transferees, and the Purchase Price outstanding and Price Differential in the Transactions held by each thereof.  The entries in the Register shall be prima facie conclusive and binding, and Seller may treat each Person whose name is recorded in the Register as the owner of the Transactions recorded therein for all purposes of this Agreement.  No assignment shall be effective until it is recorded in the Register.

(c)        Clause (C) of Section 3.11 of the Series 2016-MSRVF1 Repurchase Agreement is hereby amended by deleting in its entirety and replacing it with the following:

“(C) makes a claim individually or in the aggregate in an amount greater than 5% of Seller’s Adjusted Tangible Net Worth,”

(d)        Clause (ii) of Section 6.01 of the Series 2016-MSRVF1 Repurchase Agreement is hereby amended by deleting in its entirety and replacing it with the following:

(ii) makes a claim individually or in the aggregate in an amount greater than 5% of Seller’s Adjusted Tangible Net Worth,”

SECTION 2.   Amendments to the Pricing Side Letter.

(a)        Section 1 of the Pricing Side Letter is hereby amended by deleting the definitions of “Margin” and “Termination Date” in their entirety and replacing them with the following:

“Margin” means (i) (A) with respect to the Note prior to the occurrence of an Event of Default, [*****] per annum or (B) upon the occurrence of an Initial Term Note Offering, the margin over the related swap rate in effect for the Term Notes subject to such Initial Term Note Offering plus [*****], and (ii) with respect to the Note following the occurrence of an Event of Default, the amount calculated pursuant to clause (i) plus an additional [*****] per annum.

“Termination Date” means the earliest of (a) April 23, 2021; (b) the Obligations having become immediately due and payable pursuant to Section 7.03 of the Repurchase Agreement; (c) upon termination of the Indenture; and (d) at Buyer’s or Seller’s option pursuant to Section 2.16 of the Repurchase Agreement; provided, that, if by the sixtieth (60th) calendar day prior to the then-existing Termination Date as determined pursuant to clause (a), the Administrative Agent does not deliver a notice of termination to Seller (a “Termination Notice”), the Termination Date shall be extended for another calendar day thereafter, and shall continue to extend in such a manner until such Termination Notice is so delivered.  Upon delivery of such Termination Notice, the Termination Date determined pursuant to clause (a) shall be fixed on the date that is sixty (60) calendar days following the date of such Termination Notice, and shall cease to extend as contemplated herein.

(b)        Section 1 of the Pricing Side Letter is hereby amended by adding the definition of “Initial Term Note Offering” in proper alphabetical order:

“Initial Term Note Offering” means the issuance of at least $200,000,000 in Term Notes to third party investors in accordance with the Base Indenture.

SECTION 3.   Reaffirmation of Guaranty.  The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of the Seller to the Buyer under the Series 2016-MSRVF1 Repurchase Agreement and the Pricing Side Letter and the related Program Agreements, as amended hereby.

SECTION 4.   Conditions Precedent.  This Amendment shall become effective as of the date hereof upon receipt of this Amendment by the Administrative Agent on behalf of the Buyer, executed and delivered by the duly authorized officers of the Administrative Agent, the Buyer and the Seller.

SECTION 5.   Representations and Warranties.  The Seller hereby represents and warrants to the Administrative Agent and the Buyer that it is in compliance with all the terms and provisions set forth in the Series 2016-MSRVF1 Repurchase Agreement and Pricing Side

Letter on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Article III of the Series 2016-MSRVF1 Repurchase Agreement.

SECTION 6.   Limited Effect.  Except as expressly amended and modified by this Amendment, the Series 2016-MSRVF1 Repurchase Agreement and the Pricing Side Letter shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7.   Counterparts.  This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  The parties agree that this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention.

SECTION 8.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9. GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES FOLLOW.]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Buyer and as 100% of the VFN Noteholder of the Outstanding Notes

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Authorized Signatory

By:	/s/ Margaret Dellafera
Name:	Margaret Dellafera
Title:	Authorized Signatory

[PNMAC GMSR Issuer Trust – Joint Amendment No. 4 to Series 2016-MSRVF1 Master Repurchase Agreement and Amendment No. 3 to Fourth A&R Pricing Side Letter]

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

[PNMAC GMSR Issuer Trust – Joint Amendment No. 4 to Series 2016-MSRVF1 Master Repurchase Agreement and Amendment No. 3 to Fourth A&R Pricing Side Letter]

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

[PNMAC GMSR Issuer Trust – Joint Amendment No. 4 to Series 2016-MSRVF1 Master Repurchase Agreement and Amendment No. 3 to Fourth A&R Pricing Side Letter]